WINTHROP REALTY TRUST ANNOUNCES SECOND QUARTER 2009 RESULTS
AND DECLARES THIRD QUARTER CASH DIVIDEND

FOR IMMEDIATE RELEASE

Boston, Massachusetts – August 6, 2009 – Winthrop Realty Trust (NYSE:FUR) announced today financial and operating results for the second quarter ended June 30, 2009.  All per common share amounts are on a diluted basis, and the presentation for the period ended June 30, 2008 has been restated to reflect the effect of the reverse stock split in November 2008.

2009 Second Quarter Highlights and Recent Events

•	Incurred a net non-cash charge of $81.6 million related to the Company’s investment in Concord, bringing the carrying amount of this investment to $0 at June 30, 2009.

•
Recorded non-cash charges totaling $5.8 million in connection with a restructuring of the Company’s investment in the Marc Realty joint venture.  Through the restructuring, the Company effectively exchanged interests in three Chicago suburban properties and one downtown property for an increased overall interest in five downtown Chicago properties which management believes to have a better return potential and are better aligned with the Company’s overall investment strategy.  GAAP does not allow for gain recognition related to the Company’s increased interest in the downtown properties accomplished through the restructuring.

•	Recorded an unrealized gain on securities held at June 30, 2009 of $12.6 million.

•	Sold securities with a cost basis of $7.5 million for sales proceeds of $9.8 million.

•	Extended and modified the lease agreement on the Plantation, Florida office property net leased to BellSouth Telecommunications Inc. for ten years through March 31, 2020.

•
Exercised a one-year extension option of the $24.4 million mortgage loan payable to KeyBank which is secured by 14 properties and now matures on June 30, 2010, with one remaining one-year extension option.

•
Acquired for $38.5 million, a $73.8 million first mortgage loan bearing interest at 6.48% with a discounted payoff option of $50 million which loan is secured by an office building located in San Francisco, California.  Subsequent to June 30, 2009, the Company sold a $35.0 million A Note at par with respect to this first mortgage loan.

•
Acquired for $5.5 million a $7.2 million first mortgage loan bearing interest at 9.84% with a discounted payoff option of $5.5 million which loan is secured by an office complex located in Phoenix, Arizona.

•	Retained liquid assets consisting of cash, cash equivalents, restricted cash and marketable securities of $83.2 million at June 30, 2009.

•
Subsequent to June 30, 2009, repurchased an additional 100,000 of its Series B-1 Preferred Shares at a 20% discount for $2.0 million.  Through July 2009, repurchased a total of 2,041,105 of its Series B-1 Preferred Shares having a redemption value of $51.0 million for a gross price of approximately $37.7 million, a 26.1% blended discount. Currently, 1,396,000 of the Company’s Series B-1 Preferred Shares remain outstanding.

•
Declared a regular quarterly cash dividend of $0.25 per common share, which was paid on July 15, 2009 to common shareholders of record on June 30, 2009.  Additionally declared a quarterly cash dividend of $0.40625 per Series B-1 Preferred Share, which was paid on July 31, 2009, to preferred shareholders of record on July 20, 2009.

•	Elected Lee Seidler to the Company’s Board of Trustees and a member of the Audit Committee, effective May 21, 2009.

Second Quarter 2009 Financial Results

•
Net loss applicable to common shares was $71.2 million, or $4.50 per common share loss, compared with a net loss of $24.1 million, or $1.65 per common share loss for the quarter ended June 30, 2008.  The loss was primarily the result of net non-cash charges of $81.6 million related to the Company’s investment in Concord, which was written down to $0 as of June 30, 2009. This carrying value is reflective of management’s view that the continued deterioration in the credit markets, the non-controlling nature of the Company’s investment in Concord and the near-term obligations of Concord under its repurchase agreements which may necessitate asset sales by Concord have caused an other-than-temporary decline in the fair value of the Company’s investment.  The Company’s net loss was increased as a result of the net non-cash charges of $5.8 million related to the Company’s restructuring of its investment in Marc Realty as discussed above.

•
The Company reported negative Funds from Operations (FFO) of $68.3 million, or $4.32 negative FFO per common share, compared with negative FFO of $21.1 million, or $1.45 negative FFO per common share, for the quarter ended June 30, 2008.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the quarter ended June 30, 2009 was $6.1 million or $0.35 per common share, compared with FFO of $7.8 million, or $0.42 per common share for the quarter ended June 30, 2008.

(Amounts in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

FFO applicable to Common Shares (1)	$(68,307)	$(21,078)	$(87,606)	$(11,764)
Per Common Share	$(4.32)	$(1.45)	$(5.54)	$(0.84)

Items that affect comparability (income) expense:
Non-cash asset write-downs:
Loan loss reserves	$1,724	$-	$2,152	$-
Loan available for sale impairment	203	-	203	-
Unrealized gain on securities	(12,580)	-	(1,432)	-
Loan loss and impairments from partially owned entity – Concord	51,246	26,319	71,390	29,008
Available for sale securities	-	107	-	207
Impairment of equity investment in Concord	31,670	-	31,670	-
Preferred equity impairment	4,850	2,000	4,850	2,000
Net gain on sale of mortgage-backed securities	-	-	-	(454)
Net gain on sale of securities	(2,685)	-	(2,598)	(2,029)
Net gain on sale of preferred equity	(735)	-	(735)	(959)
Net gain on repurchase of Series B-1 Preferred Shares	-	-	(5,237)	-
Net gain on extinguishment of debt of partially owned entity – Concord	-	(1,173)	-	(3,748)
Adjustment for dilution by Series B-1 Preferred Shares (2)	686	1,619	1,346	3,350

Total items that affect comparability	$74,379	$28,872	$101,609	$27,375
Per Common Share	$4.25	$1.56	$5.78	$1.51

FFO as adjusted for comparability	$6,072	$7,794	$14,003	$15,611

Per Common Share	$0.35	$0.42	$0.80	$0.86

(1)	See Funds From Operations table below for a reconciliation of net income to FFO for the quarters ended June 30, 2009 and 2008.
(2)
The Series B-1 Preferred Shares are anti-dilutive for basic FFO for the period ended June 30, 2009.  However, after giving effect to the adjustments for comparability, the Series B-1 Preferred Shares are dilutive for the period.  Accordingly, for the presentation we have adjusted for this dilution and increased dilutive weighted-average common shares outstanding.

Third Quarter 2009 Dividend Declaration

The Company's Board of Trustees has declared a cash dividend for the third quarter of 2009 of $0.25 per common share payable on October 15, 2009 to common shareholders of record on September 30, 2009.  The Company also has declared the regular quarterly cash dividend of $0.40625 per Series B-1 Preferred Share which is payable on October 31, 2009 to the holders of Series B-1 Preferred Shares of record on October 20, 2009.

Conference Call Information

The Company will host a conference call to discuss its second quarter 2009 results today, Thursday,  August 6, 2009 at 2:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section.

A replay of the call will be available through September 6, 2009 by dialing (877) 660-6853; account #286, confirmation #325945.  An online replay will also be available through September 6, 2009.

About Winthrop Realty Trust

Winthrop Realty Trust is a real estate investment trust (REIT) that owns, manages and lends to real estate and related investments, both directly and through joint ventures.  Winthrop Realty Trust is listed on the New York Stock Exchange and trades under the symbol “FUR.”  The Company has executive offices in Boston, Massachusetts and Jericho, New York. For more information please visit www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state the Company’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and the Company’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission, copies of which may be obtained from the Company or the Securities and Exchange Commission.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

Condensed Financial Results

Financial results for the three and six months ended June 30, 2009 and 2008 are as follows (in thousands except per common share amounts):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)
Revenue
Rents and reimbursements	$10,447	$10,993	$21,432	$21,660
Interest and dividends	2,214	350	3,966	883
	12,661	11,343	25,398	22,543
Expenses
Property operating	1,822	1,802	3,823	3,669
Real estate taxes	652	675	1,355	1,414
Depreciation and amortization	2,682	2,910	5,581	5,968
Interest	4,433	5,468	8,831	11,299
Impairment loss on available for sale securities	-	107	-	207
Provision for loss on loan receivable	1,724	-	2,152	-
General and administrative	1,878	1,482	3,324	3,553
State and local taxes	147	98	197	222
	13,338	12,542	25,263	26,332
Other income
Earnings (loss) from preferred equity investments	(3,209)	(912)	(2,194)	1,418
Loss of equity investments	(82,249)	(22,333)	(100,412)	(18,521)
Gain on sale of available for sale securities	-	-	-	2,029
Gain on sale of securities carried at fair value	2,685	-	2,598	-
Gain on sale of mortgage-backed securities available for sale	-	-	-	454
Unrealized gain on securities carried at fair value	12,580	-	1,432	-
Impairment loss on real estate loan available for sale	(203)	-	(203)	-
Gain on early extinguishment of debt	-	-	5,237	-
Interest income	42	436	114	664
	(70,354)	(22,809)	(93,428)	(13,956)
Consolidated loss from continuing operations	(71,031)	(24,008)	(93,293)	(17,745)

Income from discontinued operations	-	37	-	86
Consolidated net (loss) income	(71,031)	(23,971)	(93,293)	(17,659)

Income attributable to non-controlling interests	(165)	(86)	(336)	(86)
Net loss attributable to Winthrop Realty Trust	$(71,196)	$(24,057)	$(93,629)	$(17,745)

Comprehensive income (loss)
Net loss	$(71,031)	$(23,971)	$(93,293)	$(17,659)
Change in unrealized loss on available for sale securities arising during the period	9	89	11	2,112
Change in unrealized gain on mortgage-backed securities available for sale arising during the period	-	-	-	190
Change in unrealized gain (loss) on interest rate derivatives arising during the period	127	401	265	(250)
Change in unrealized loss from equity investments	26,371	13,920	26,174	4,285
Less reclassification adjustment from gains included in net income	-	-	-	(2,483)

Comprehensive income (loss)	$(44,524)	$(9,561)	$(66,843)	$(13,805)

Per Common Share Data – Basic
Loss from continuing operations attributable to Winthrop Realty Trust	$(4.50)	$(1.65)	$(5.92)	$(1.27)
Income from discontinued operations attributable to Winthrop Realty Trust	-	-	-	0.01
Net loss attributable to Winthrop Realty Trust	$(4.50)	$(1.65)	$(5.92)	$(1.26)

Per Common Share Data – Diluted
Loss from continuing operations attributable to Winthrop Realty Trust	$(4.50)	$(1.65)	$(5.92)	$(1.27)
Income from discontinued operations attributable to Winthrop Realty Trust	-	-	-	0.01
Net loss attributable to Winthrop Realty Trust	$(4.50)	$(1.65)	$(5.92)	$(1.26)

Basic Weighted-Average Common Shares	15,822	14,564	15,814	13,990
Diluted Weighted-Average Common Shares	15,822	14,564	15,814	13,990

Amounts attributable to Winthrop Realty Trust Common Shareholders
Loss from continuing operations	$(71,196)	$(24,094)	$(93,629)	$(17,831)
Income from discontinued operations	-	37	-	86
Net loss	$(71,196)	$(24,057)	$(93,629)	$(17,745)

Funds From Operations:

The following presents a reconciliation of our net income to our funds from operations for the three and six months ended June 30, 2009 and 2008 (in thousands, except per common share amounts):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008

Net loss attributable to Winthrop Realty Trust	$(71,197)	$(24,057)	$(93,630)	$(17,745)
Real estate depreciation	1,657	1,654	3,347	3,301
Amortization of capitalized leasing costs	1,017	1,274	2,217	2,631
Real estate depreciation and amortization of unconsolidated interests	1,008	858	2,055	1,677

Less: Non-controlling interest share of real estate depreciation and amortization	(792)	(807)	(1,595)	(1,628)

Funds from operations	(68,307)	(21,078)	(87,606)	(11,764)
Interest expense on Series B-1 Preferred Shares (1)	-	-	-	-
Funds from operations applicable to Common Shares plus assumed conversions	$(68,307)	$(21,078)	$(87,606)	$(11,764)

Basic weighted-average Common Shares	15,822	14,564	15,814	13,990
Convertible Preferred Shares (1)	-	-	-	-
Stock options (1)	-	-	-	-
Diluted weighted-average Common Shares	15,822	14,564	15,814	13,990

Funds from operations per common share – diluted	$(4.32)	$(1.45)	$(5.54)	$(0.84)

(1)	The Trust’s convertible preferred shares and stock options were considered anti-dilutive for the three and six months ended June 30, 2009 and 2008.

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as net income or loss determined in accordance with Generally Accepted Accounting Principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO and FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO and FFO per diluted share should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs.  Management believes that FFO and FFO per diluted share are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows.  FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity.  In addition to FFO, the Company also discloses FFO before certain items that affect comparability.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, the Company believes it provides a meaningful presentation of operating performance.  A reconciliation of net income to FFO is provided above.  In addition, a reconciliation of FFO to FFO before certain items that affect comparability is provided earlier in this press release.

Consolidated Balance Sheets:
(in thousands, except share data)
	June 30, 2009	December 31, 2008
		(as adjusted)
ASSETS
Investments in real estate, at cost
Land	$21,344	$21,344
Buildings and improvements	246,579	246,362
	267,923	267,706
Less – accumulated depreciation	(28,884)	(25,901)
Investments in real estate, net	239,039	241,805

Cash and cash equivalents	20,469	59,238
Restricted cash held in escrows	8,821	14,353
Loans receivable, net of reserve of $1,538 and $2,445, respectively	25,591	22,876
Accounts receivable, net of reserve of $130 and $225, respectively	11,995	14,028
Securities carried at fair value	53,676	36,516
Available for sale securities, net	195	184
Preferred equity investment	45,780	50,624
Real estate loan available for sale	34,797	-
Equity investments	17,299	92,202
Lease intangibles, net	24,798	25,929
Deferred financing costs, net	2,272	3,218
Deposit for purchase of Series B-1 Preferred Shares	-	17,081
Other assets	-	40
TOTAL ASSETS	$484,732	$578,094

LIABILITIES

Mortgage loans payable	$226,655	$229,737
Series B-1 Cumulative Convertible Redeemable Preferred Shares, $25 per share liquidation preference; 1,496,000 and 2,413,105 shares authorized and outstanding at June 30, 2009 and December 31, 2008, respectively	37,400	60,328
Loan payable	19,818	-
Note payable	-	9,800
Accounts payable and accrued liabilities	8,463	8,596
Dividends payable	3,956	5,934
Deferred income	58	795
Below market lease intangibles, net	3,220	3,696
TOTAL LIABILITIES	299,570	318,886

COMMITMENTS AND CONTINGENCIES

EQUITY

Winthrop Realty Trust Shareholders’ Equity:

Common Shares, $1 par, unlimited shares authorized; 15,823,249 and 15,754,495 outstanding at June 30, 2009 and December 31, 2008, respectively	15,823	15,754

Additional paid-in capital	461,614	460,956

Accumulated distributions in excess of net income	(303,176)	(213,284)

Accumulated other comprehensive loss	(373)	(15,176)

Total Winthrop Realty Trust Shareholders’ Equity	173,888	248,250

Non-controlling interests	11,274	10,958

Total Equity	185,162	259,208
TOTAL LIABILITIES AND EQUITY	$484,732	$578,094

Other Financial Information:
(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Sources (Uses) of Cash	2009	2008	2009	2008
	(Unaudited)

Capital expenditures	$(1,576)	$(699)	$(2,525)	$(1,764)
Straight line rent adjustment	$253	$148	$577	$372

Further details regarding the Company’s results of operations, properties, joint ventures and tenants are available in the Company’s Form 10-Q for the quarter ended June 30, 2009 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.
# # #
Contact Information:

AT THE COMPANY

Thomas Staples
Chief Financial Officer
(617) 570-4614